Exhibit 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of American Public Education, Inc. (the “registrant”) on Form 10-Q for the fiscal quarter ending September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Wallace E. Boston, Jr. and Richard W. Sunderland, Jr., President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge, on the date hereof:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

November 6, 2014

/s/ Dr. Wallace E. Boston, Jr.
Dr. Wallace E. Boston, Jr.
President and Chief Executive Officer

/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer